UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2019

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware		001-13646	13-3250533

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East,	Elkhart,	Indiana	46514

(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(574)	535-1125

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LCII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

        On November 11, 2019, the Registrant and its wholly owned subsidiary, Lippert Components, Inc. (the “Company”), amended and restated its Fourth Amended and Restated Note Purchase and Private Shelf Agreement dated as of April 27, 2016, as amended, by and among PGIM, Inc. and certain of its affiliates (“Prudential”), the Company and the Registrant (the “Existing Shelf Agreement”) to provide for a new $200.0 million shelf facility pursuant to which $50.0 million of the Company’s 3.80% Series B Senior Notes due March 29, 2022 (the “Series B Notes”) are currently outstanding. The Fifth Amended and Restated Note Purchase and Private Shelf Agreement by and among Prudential, the Company and the Registrant (the “New Shelf Agreement”) provides for Prudential to consider purchasing, at the Company’s request, in one or a series of transactions, additional Senior Promissory Notes of the Company in the aggregate principal amount of up to $150.0 million (excluding the Series B Notes), to mature no more than twelve years after the date of original issue of each Senior Promissory Note. The Series B Notes will remain outstanding under the New Shelf Agreement, with no changes to the substantive terms thereof, including interest rate, interest payment date and maturity date. Prudential has no obligation to purchase any additional Senior Promissory Notes. Interest payable on any additional Senior Promissory Notes issued under the facility will be at rates determined by Prudential within five business days after the Company issues a request to Prudential. This facility expires on November 11, 2022.

        The terms of the New Shelf Agreement are largely consistent with the terms of the Existing Shelf Agreement. However, the financial covenants, including the maximum net leverage ratio and the minimum debt service coverage ratio, and certain other covenants and terms were amended to be consistent with the Fourth Amended and Restated Credit Agreement dated December 14, 2018 among the Registrant, the Company, certain subsidiaries of the Company, JPMorgan Chase Bank, N.A., as administrative agent and a syndicate of other lenders.

        The description of the New Shelf Agreement contained herein is a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the New Shelf Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

        In connection with the New Shelf Agreement, the Existing Shelf Agreement was terminated on November 11, 2019. No penalties were paid in connection with the termination of the Existing Shelf Agreement.

Item 9.01 Financial Statements and Exhibits.

        (d) Exhibits

         Exhibit Index:

Exhibit No.	Description
10.1	Fifth Amended and Restated Note Purchase and Private Shelf Agreement dated as of November 11, 2019, by and among PGIM, Inc. and certain of its affiliates, Lippert Components, Inc., guaranteed by LCI Industries.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Brian M. Hall Brian M. Hall Chief Financial Officer

Dated:	November 14, 2019